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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 4, 2001
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                                RSA Security Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-25120                  04-2916506
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


             36 Crosby Drive, Bedford, MA                          01730
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       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (781) 301-5000
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                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On September 4, 2001 (the "Effective Date"), RSA Security Inc. (the "Company") acquired all of the outstanding capital stock of Securant Technologies, Inc., a California corporation ("Securant"), pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 30, 2001, by and among the Company, Falcon Acquisition Corp., a wholly owned subsidiary of the Company, Securant, RH Investments 2001 LLC, a Delaware limited liability company, solely in its capacity as the representative of the Securant shareholders (the "Shareholders' Representative"), and William
J. McLaren.

         The Company paid to the Securant shareholders an aggregate of $136.5 million (and not $134.5 million as previously set forth in the Company's press release dated September 5, 2001 and attached hereto as Exhibit 99) in cash (the "Merger Consideration") in exchange for all of the outstanding capital stock of Securant. The terms of the Merger Agreement were determined on the basis of arms-length negotiations and the transaction was unanimously approved by the Boards of Directors of the Company and Securant. Prior to the execution of the Merger Agreement, to the best knowledge of the Company, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with Securant.

         In connection with the Merger Agreement, the Company, the Shareholders' Representative and United States Trust Company, as Escrow Agent, have entered into two Escrow Agreements, each dated as of September 4, 2001, providing, among other things, that approximately $21 million of the Merger Consideration will be held in escrow to reimburse the Company in connection with certain unresolved disclosure schedule items and breaches of representations, warranties or covenants made by Securant in the Merger Agreement.

         Securant, formerly a privately held company based in California, develops and delivers network security software that helps network officials manage enterprise-wide security more effectively. Securant's product, the ClearTrust(TM) authorization solution, complements the Company's RSA SecurID(R) authentication solution, RSA BSAFE(R) encryption software and RSA Keon(R) PKI software by enabling customers to control what their users see or do once they have been authenticated.

         The total amount of funds required by the Company to purchase the capital stock of Securant pursuant to the Merger Agreement and to pay related fees and expenses was obtained from its available corporate funds.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)        Financial Statements of the Business Acquired.

                    The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than November 19, 2001.

         (b)        Pro Forma Financial Information.

                    The pro forma financial information required by this item is not included with this initial report. The required pro form financial information will be filed by amendment not later than November 19, 2001.

         (c)        Exhibits.

                    See the Exhibit Index attached hereto.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RSA SECURITY INC.


Date:    September 19, 2001            By: /s/ John F. Kennedy
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                                           John F. Kennedy
                                           Senior Vice President, Finance and
                                           Operations, Chief Financial Officer
                                           and Treasurer





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                                  EXHIBIT INDEX

    2.1* Amended and Restated Agreement and Plan of Merger, dated as of July 30, 2001, by and among RSA Security Inc., Falcon Acquisition Corp., Securant Technologies, Inc., RH Investments 2001 LLC, solely in its capacity as Shareholders' Representative and William J. McLaren.

    99 Press Release, dated as of September 5, 2001, as issued by RSA Security Inc.

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*        The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. RSA Security Inc. will furnish copies of any of the schedules to the U.S. Securities and Exchange Commission upon request.